CHANGE IN CONTROL SEVERANCE AGREEMENT
                      -------------------------------------


THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") entered into this 10th day of February, 2004, which Agreement is to become effective on the first day of January 2004 ("Effective Date"), by and between Fidelity Bank, Pittsburgh, Pennsylvania (the "Bank") and Lisa L. Griffith (the "Employee").

WHEREAS, the Employee is currently employed by the Bank as a Senior Vice President and is experienced in certain phases of the business of the Bank; and

WHEREAS, the parties desire by this writing to set forth the rights and responsibilities of the Bank and Employee, if the Bank should undergo a change in control (as defined hereinafter in the Agreement) after the Effective Date.

NOW, THEREFORE, it is AGREED as follows:

          1. Employment. The Employee is employed in the capacity as Senior Vice President of the Bank. The Employee shall render such administrative and management services to the Bank and Fidelity Bancorp, Inc. ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee's other duties shall be such as the Board of Directors for the Bank (the "Board of Directors" or "Board") may, from time to time, reasonably direct, including normal duties as an officer of the Bank and the Parent.

          2.   Term of Agreement.  The term of this  Agreement  shall be for the period  commencing  on the Effective  Date and ending  thirty-six
               (36) months thereafter ("Term"). Additionally, on or before each annual anniversary date from the Effective Date, the Term of this Agreement may be extended for an additional period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Employee has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended.

          3. Termination of Employment in Connection with or Subsequent to a Change in Control.

          (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment under this Agreement, absent Just Cause, in connection with, or within twenty-four (24) months after, any Change in Control of the Bank or Parent, the Employee shall be paid an amount equal to two hundred percent of the taxable compensation paid by the Bank to the Employee during the most recent completed calendar year prior to such termination of employment or the date of such Change in Control, whichever is greater, and the costs associated with maintaining coverage under the Bank 's medical and dental insurance reimbursement plans similar to that in effect on the date of termination of employment for a period of one year thereafter. Said sum shall be paid, at the election of Employee, either in one (1) lump sum within thirty (30) days of such termination or in periodic payments over the next 24 months, and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder, when aggregated with all other payments to be made to the Employee by the Bank or the Parent, shall be deemed an "excess

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               parachute  payment"  in  accordance  with  Section  280G  of  the
               Internal Revenue Code of 1986, as amended (the "Code") and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall refer to: (i) the sale of all, or a material portion, of the assets of the Bank or the Parent; (ii) the merger or recapitalization of the Bank or the Parent, whereby the Bank or the Parent is not the surviving entity; (iii) a change in control of the Bank or the Parent, as otherwise defined or determined by the Pennsylvania Department of Banking or the Federal Reserve Board or regulations promulgated
               by  such  agencies;   or  (iv)  the   acquisition,   directly  or
               indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated
               thereunder)  of   twenty-five   percent  (25%)  or  more  of  the
               outstanding voting securities of the Bank or the Parent by any person, trust, entity or group. The term "person" means an
               individual   other   than  the   Employee,   or  a   corporation,
               partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (b) Notwithstanding any other provision of this Agreement to the contrary, except as provided in Sections 4 and 5, the Employee may, within his/her sole discretion, voluntarily terminate his/her employment under this Agreement within twelve (12) months following a Change in Control of the Bank or Parent, and the Employee shall thereupon be entitled to receive the payment and benefits described in Section 3(a) of this Agreement.

          4.   Other  Changes in  Employment  Status.  Except as provided for at
               Section 3, herein, the Board of Directors may terminate the Employee's employment at any time, with or without Just Cause within its sole discretion. This Agreement shall not be deemed to give the Employee any right to be retained in the employment of the Bank at any time. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order of an applicable banking regulator, or material breach of any provision of the Agreement.

          5. Regulatory Exclusions. Notwithstanding anything herein to the contrary, any payments made to the Employee, pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC 1828(k) and any regulations promulgated thereunder.

          6.   Successors and Assigns.

          (a) This Agreement shall inure to the benefit of, and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Parent.

          (b) The Employee shall be precluded from assigning or delegating his/her rights or duties hereunder without first obtaining the written consent of the Bank .

          7. Amendments. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

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          8.   Applicable  Law. This Agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Pennsylvania, except to the extent that Federal law shall be deemed to apply.

          9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          10. Arbitration. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Further, the settlement of the dispute to be approved by the Board of the Bank may include a provision for the reimbursement by the Bank to the Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Bank or the Parent may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute. Such reimbursement shall be paid within ten (10) days of the Employee furnishing to the Bank or Parent evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

          11. Confidential Information. The Employee acknowledges that during his/her employment he/she will learn and have access to confidential information regarding the Bank and the Parent and its customers and businesses ("Confidential Information"). The Employee agrees and covenants not to disclose or use for his/her own benefit, or the benefit of any other person or entity, any such Confidential Information unless or until the Bank or the Parent consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Employee shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Bank , the Parent, or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Employee confirms that such information constitutes the exclusive property of the Bank and the Parent. The Employee shall not otherwise knowingly act or conduct himself/herself (a) to the material detriment of the Bank or the Parent, or its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Bank or the Parent. Employee acknowledges and agrees that the existence of the Agreement and its terms and conditions constitutes Confidential Information of the Bank , and the Employee agrees not to disclose the Agreement or its contents without the prior written consent of the Bank . Notwithstanding the foregoing, the Bank reserves the right, in its sole discretion, to make disclosure of this Agreement as it deems necessary or appropriate in compliance with its regulatory reporting requirements. Notwithstanding anything herein to the contrary, failure by the Employee to comply with the provisions of this Section may result in the immediate termination of the Agreement within the sole discretion of the Bank, disciplinary action against the Employee taken by the Bank, including, but not limited to, the termination of employment of the Employee for breach of the Agreement and the provisions of this Section, and other remedies that may be available in law or in equity.

          12. Entire Agreement. This Agreement, together with any understanding or modifications thereof, as agreed to in writing by the parties, shall constitute the entire Agreement between the parties hereto.

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IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement on the day and first hereinabove written.


                                         Fidelity Bank

ATTEST:                                  By: /s/Richard G. Spencer
                                             -----------------------------------


/s/Annie G. McGrath
---------------------------------
Secretary


WITNESS:

/s/Annie G. McGrath                          /s/Lisa L. Griffith
---------------------------------            -----------------------------------
                                             Employee